Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2022 FOURTH QUARTER AND FULL YEAR RESULTS

RECORD REVENUES FOR QUARTER AND YEAR

ATLANTA, (March 6, 2023) -- Crawford & Company® (NYSE: CRD-A and CRD-B) today announced its financial results for the fourth quarter ended December 31, 2022.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Fourth Quarter 2022

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Revenues before reimbursements of $322.2 million, up 10% over $292.9 million for the 2021 fourth quarter
•
The Company recorded income tax reserves of $11.8 million on certain international tax assets during the 2022 fourth quarter
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The Company recorded income tax expense of $12.4 million during the 2022 fourth quarter related to the normalization of the tax rate associated with our third quarter 2022 goodwill impairment
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Net loss attributable to shareholders of $(14.1) million, compared with income of $1.7 million in the same period last year
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Diluted loss per share of $(0.29) for both CRD-A and CRD-B, compared with diluted earnings per share of $0.03 for both CRD-A and CRD-B in the prior year fourth quarter

Non-GAAP Consolidated Results

Fourth Quarter 2022

Non-GAAP consolidated results for the fourth quarter of 2022 exclude the non-cash, after-tax amortization of intangible assets of $1.5 million, income tax reserves of $11.8 million on certain international tax assets, the income tax impact of the third quarter 2022 goodwill impairment of $12.4 million, as explained further on page 4, and the contingent earnout adjustment benefit of $(0.2) million. Non-GAAP consolidated results for 2021 exclude an adjustment for amortization of intangible assets of $2.0 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $(14.5) million or (5)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $336.7 million, increasing 15% over the 2021 fourth quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $11.4 million in the 2022 fourth quarter, compared with $3.6 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.23 for both CRD-A and CRD-B in the 2022 fourth quarter, compared with $0.07 for both CRD-A and CRD-B in the prior year fourth quarter

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Consolidated adjusted operating earnings, on a non-GAAP basis, were $23.3 million, or 7.2% of revenues before reimbursements in the 2022 fourth quarter, compared with $9.1 million, or 3.1% of revenues, in the 2021 fourth quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $30.8 million, or 9.6% of revenues before reimbursements in the 2022 fourth quarter, compared with $17.6 million, or 6.0% of revenues, in the 2021 fourth quarter

GAAP Consolidated Results

Full Year 2022

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Revenues before reimbursements of $1.189 billion, up 8% over $1.102 billion for 2021
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The Company recorded a non-cash goodwill impairment of $36.8 million, or $33.3 million after tax, during 2022
•
The Company recorded income tax reserves of $11.8 million on certain international tax assets during 2022
•
Net loss attributable to shareholders of $(18.3) million, compared with income of $30.7 million in 2021
•
Diluted loss per share of $(0.37) for both CRD-A and CRD-B, compared with diluted earnings per share of $0.57 for both CRD-A and CRD-B in 2021

Non-GAAP Consolidated Results

Full Year 2022

Non-GAAP consolidated results for 2022 exclude the non-cash, after-tax adjustments for goodwill impairment of $33.3 million, income tax reserves of $11.8 million on certain international tax assets, amortization of intangible assets of $5.9 million and the contingent earnout adjustment of $2.2 million. Non-GAAP consolidated results for 2021 exclude an adjustment for amortization of intangible assets of $8.3 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $(34.6) million or (3)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $1.224 billion, increasing 11% over 2021
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $34.8 million in 2022, compared with $39.0 million in 2021
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.70 for both CRD-A and CRD-B in 2022, compared with $0.72 for both CRD-A and CRD-B in 2021
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $63.5 million, or 5.3% of revenues before reimbursements in 2022, compared with $62.5 million, or 5.7% of revenues, in 2021
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $96.3 million, or 8.1% of revenues before reimbursements in 2022, compared with $98.3 million, or 8.9% of revenues, in 2021

Management Comments

“Crawford ended 2022 with a quarter and full year of record-breaking revenues, highlighting the strength of our technology and people-focused strategy,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company. “In Platform Solutions and North America Loss Adjusting, we achieved double digit revenue growth and expanded margins in the quarter, driven by the strategic investments we are making in the business. I am especially thankful to our teams that worked against all odds to deliver for our customers during Hurricane Ian, Winter Storm Elliott, the floods in Australia and the winter freeze in the UK. It is times like these that our work is even more meaningful. Broadspire delivered another quarter of solid top-line growth with healthy new business wins and pricing momentum. Our International business remains challenged, however, we have taken specific actions to turn the business around in 2023 and expect to see meaningful improvement in the first half of the year.”

“We are encouraged by the robust growth trajectory going into 2023 and remain focused on ensuring that we deliver on earnings growth and return to healthy margins across the business. We look forward to another successful year ahead; fulfilling our purpose to restore lives, businesses and communities and creating further value for our shareholders,” concluded Mr. Verma.

Segment Results for the Fourth Quarter and Full Year

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $77.7 million in the fourth quarter of 2022, increasing 16.1% from $66.9 million in the fourth quarter of 2021.

The segment had operating earnings of $8.9 million in the 2022 fourth quarter, increasing from $3.2 million in the fourth quarter of 2021. The operating margin was 11.5% in the 2022 quarter and 4.8% in the 2021 quarter.

North America Loss Adjusting revenues before reimbursements were $274.8 million in 2022, increasing 12.7% from $243.8 million in 2021, including $9.2 million from the edjuster, Inc. acquisition.

The segment had operating earnings of $19.4 million in 2022, increasing from $15.0 million in 2021. The operating margin was 7.1% in 2022 and 6.2% in 2021.

International Operations

International Operations revenues before reimbursements were $88.4 million in the fourth quarter of 2022, up 0.1% from $88.3 million in the fourth quarter of 2021, including $1.3 million from the BosBoon and Van Dijk acquisitions. Absent foreign exchange rate decreases of $12.8 million, revenues would have been $101.2 million for the fourth quarter of 2022.

Operating losses were $(5.6) million in the 2022 fourth quarter, including $4.1 million in severance as a result of cost reduction activities, decreasing from earnings of $1.5 million in the 2021 period. The segment’s operating margin for the 2022 quarter was (6.4)% as compared with 1.7% in the 2021 quarter.

International Operations revenues before reimbursements were $357.5 million in 2022, down 0.1% from $357.9 million in 2021, including $4.8 million from the BosBoon and Van Dijk acquisitions. Absent foreign exchange rate decreases of $31.0 million, revenues would have been $388.4 million in 2022.

Operating losses were $(13.3) million in 2022, decreasing from earnings of $4.9 million in 2021. The segment’s operating margin for the 2022 quarter was (3.7)% as compared with 1.4% in the 2021 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $78.6 million in the 2022 fourth quarter, increasing 4.7% from $75.1 million in the 2021 fourth quarter.

Broadspire recorded operating earnings of $6.7 million in the fourth quarter of 2022, representing an operating margin of 8.6%, increasing from $4.5 million, or 6.0% of revenues, in the 2021 fourth quarter.

Broadspire segment revenues before reimbursements were $313.6 million in 2022, increasing 4.2% from $301.0 million in 2021.

Broadspire recorded operating earnings of $27.0 million in 2022, representing an operating margin of 8.6%, increasing from $24.8 million, or 8.2% of revenues, in 2021.

Platform Solutions

Platform Solutions revenues before reimbursements were $77.4 million in the fourth quarter of 2022, up 23.7% from $62.6 million in the same period of 2021, including $1.7 million from the Praxis Consulting acquisition.

Operating earnings were $13.0 million in the 2022 fourth quarter, increasing over the $9.2 million in the 2021 period. The segment’s operating margin for the 2022 quarter was 16.8% as compared with 14.7% in the 2021 quarter.

Platform Solutions revenues before reimbursements were $243.7 million in 2022, up 22.3% from $199.3 million in 2021, including $17.0 million from the Praxis Consulting acquisition.

Operating earnings were $35.7 million in 2022, increasing over the $32.0 million in the 2021 period. The segment’s operating margin for 2022 was 14.7% as compared with 16.1% in 2021.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate credits were $0.3 million in the fourth quarter of 2022, compared with costs of $9.4 million in the same period of 2021. The decrease in the fourth quarter was due to a $3.6 million reduction in incentive compensation and a $6.1 million reduction in professional fees and other unallocated expenses.

Unallocated corporate costs were $5.5 million in 2022, compared with $14.3 million in 2021. The decrease for 2022 was due to a $1.8 million gain on sale of our Canadian head office building in Kitchener Ontario, a $1.8 million reduction in self-insurance expense, a $4.2 million reduction in incentive compensation, and a $4.2 million decrease in professional fees and other unallocated costs, partially offset by the absence of a $3.2 million CEWS benefit which was present in 2021.

Goodwill Impairment

The Company recognized a $36.8 million pre-tax non-cash goodwill impairment in the third quarter of 2022. This impairment reduced the carrying value of North American Loss Adjusting and Platform Solutions goodwill by $3.4 million and $10.7 million, respectively. The Company's International Operations goodwill was fully impaired with a charge of $22.7 million. This charge was partially offset by a $15.9 million reduction in income tax expense during the third quarter.

During the fourth quarter, the income tax benefit of the impairment normalized due to the non-discrete income tax treatment, which resulted in a reduction of the income tax benefit of $12.4 million, or $0.25 per share for the fourth quarter. For the year, the after tax impact of the goodwill impairment was $33.3 million, or $0.67 per share for 2022.

Other Matters

The Company recognized no benefit from CEWS in 2022 or in the 2021 fourth quarter. CEWS benefits totaled $5.9 million for 2021, recorded between North America Loss Adjusting and Unallocated Corporate Costs.

During the 2022 fourth quarter, the Company recognized an $11.8 million income tax reserve, or $0.24 per share, primarily related to previously benefitted tax losses in certain international jurisdictions. These tax assets currently do not expire and are available for future use depending on the profitability of those jurisdictions.

In addition, the Company recognized a pretax contingent earnout credit totaling ($0.3) million in the 2022 fourth quarter and $2.9 million expense for the year, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on changes to projections of acquired entities over the respective earnout periods, which span multiple years.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2022, totaled $46.0 million, compared with $53.2 million at December 31, 2021. The Company’s total debt outstanding as of December 31, 2022, totaled $238.9 million, compared with $175.0 million at December 31, 2021.

The Company’s operations provided $27.6 million of cash during 2022, compared with $54.3 million provided in 2021. The decrease in cash provided by operating activities was primarily due to a $19.4 million increase in the change in billed and unbilled accounts receivables, $14.0 million related to incentive compensation, and a $7.9 million decrease in CEWS payments, partially offset by a $9.1 million reduction in defined benefit pension contributions and $5.5 million related to timing of other payments.

The Company made no contributions to its U.S. defined benefit pension plan and $0.6 million in contributions to its U.K. plans for 2022, compared with $9.0 million in contributions to the U.S. plan and $0.7 million to the U.K. plans in 2021.

During 2022, the Company repurchased 2,656,474 shares of CRD-A and 963,472 shares of CRD-B at an average per share cost of $7.41 and $7.32, respectively. The total cost of share repurchases during 2022 was $26.7 million. There were no shares repurchased during the 2022 fourth quarter.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 7, 2023 at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2022 results. The conference call can be accessed live by dialing 1-888-396-8049 and using Conference ID 47567314. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through April 7, 2023. You may dial 1-877-674-7070 and use passcode 567314# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, reserves on certain income tax assets, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, goodwill impairment, contingent earnout adjustments, reserves on certain income tax assets, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, and contingent earnout adjustments are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

Goodwill impairments and reserves on certain income tax assets arise from time to time due to various factors, but are not allocated to our operating segments since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$210,615	65.4%	$182,115	62.2%	$734,264	61.7%	$658,785	59.8%
U.K.	GBP	28,977	9.0%	32,153	11.0%	121,814	10.2%	134,116	12.2%
Canada	CAD	23,169	7.2%	22,493	7.7%	97,766	8.2%	85,338	7.7%
Australia	AUD	24,898	7.7%	21,166	7.2%	94,692	8.0%	85,780	7.8%
Europe	EUR	12,474	3.9%	13,133	4.5%	54,447	4.6%	54,511	4.9%
Rest of World	Various	22,055	6.8%	21,834	7.4%	86,499	7.3%	83,502	7.6%
Total Revenues, before reimbursements		$322,188	100.0%	$292,894	100.0%	$1,189,482	100.0%	$1,102,032	100.0%

Following is a reconciliation of consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating earnings:
North America Loss Adjusting	$8,923	$3,211	$19,431	$15,015
International Operations	(5,646)	1,519	(13,269)	4,918
Broadspire	6,722	4,540	27,021	24,783
Platform Solutions	13,032	9,215	35,746	32,048
Unallocated corporate and shared costs, net	273	(9,425)	(5,459)	(14,259)
Consolidated operating earnings	23,304	9,060	63,470	62,505
(Deduct) add:
Net corporate interest expense	(4,110)	(2,116)	(10,311)	(6,559)
Stock option expense	(70)	(353)	(548)	(1,053)
Amortization expense	(2,052)	(2,603)	(7,836)	(11,029)
Goodwill impairment	—	—	(36,808)	—
Contingent earnout adjustments	325	—	(2,921)	—
Reserves on certain income tax assets	(11,767)	—	(11,767)	—
Income tax provision	(19,903)	(2,389)	(11,811)	(13,316)
Net loss attributable to noncontrolling interests	186	54	227	144
Net (loss) income attributable to shareholders of Crawford & Company	$(14,087)	$1,653	$(18,305)	$30,692

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net (loss) income attributable to shareholders of Crawford & Company	$(14,087)	$1,653	$(18,305)	$30,692
Add (Deduct):
Depreciation and amortization	8,719	9,408	36,098	40,176
Stock-based compensation	705	2,021	4,923	7,585
Net corporate interest expense	4,110	2,116	10,311	6,559
Goodwill impairment	—	—	36,808	—
Contingent earnout adjustments	(325)	—	2,921	—
Reserves on certain income tax assets	11,767	—	11,767	—
Income tax provision	19,903	2,389	11,811	13,316
Non-GAAP adjusted EBITDA	$30,792	$17,587	$96,334	$98,328

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2022 and 2021:

Twelve Months Ended
(in thousands)	December 31, 2022	December 31, 2021	Change
Net Cash Provided by Operating Activities	$27,634	$54,321	$(26,687)
Less:
Property & Equipment Purchases, net	(6,838)	(9,225)	2,387
Capitalized Software (internal and external costs)	(27,761)	(21,729)	(6,032)
Free Cash Flow	$(6,965)	$23,367	$(30,332)

Following are the reconciliations of GAAP Pretax Earnings, Net (Loss) Income and (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2022 before goodwill impairment, amortization of intangible assets, reserves on certain income tax assets, and contingent earnout adjustments, and for 2021 exclude the amortization of intangible assets:

Three Months Ended December 31, 2022
(in thousands)	Pretax earnings	Net (loss) income attributable to Crawford & Company(1)	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share(1)
GAAP	$17,397	$(14,087)	$(0.29)	$(0.29)
Adjustments:
Amortization of intangible assets	2,052	1,539	0.03	0.03
Income tax impact of third quarter goodwill impairment	—	12,392	0.25	0.25
Contingent earnout adjustments	(325)	(241)	—	—
Reserves on certain income tax assets	—	11,767	0.24	0.24
Non-GAAP Adjusted	$19,124	$11,370	$0.23	$0.23

Three Months Ended December 31, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$3,988	$1,653	$0.03	$0.03
Adjustments:
Amortization of intangible assets	2,603	1,952	0.04	0.04
Non-GAAP Adjusted	$6,591	$3,605	$0.07	$0.07

Year Ended December 31, 2022
(in thousands)	Pretax earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$5,046	$(18,305)	$(0.37)	$(0.37)
Adjustments:
Amortization of intangible assets	7,836	5,877	0.12	0.12
Goodwill impairment	36,808	33,300	0.67	0.67
Contingent earnout adjustments	2,921	2,163	0.04	0.04
Reserves on certain income tax assets	—	11,767	0.24	0.24
Non-GAAP Adjusted	$52,611	$34,802	$0.70	$0.70

Year Ended December 31, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$43,864	$30,692	$0.57	$0.57
Adjustments:
Amortization of intangible assets	11,029	8,272	0.15	0.15
Non-GAAP Adjusted	$54,893	$38,964	$0.72	$0.72

(1) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the third quarter 2022 goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit during 2022.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	28,597	30,681	29,196	30,760
Class B Common Stock	19,848	21,640	20,113	22,237
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	28,597	31,249	29,196	31,743
Class B Common Stock	19,848	21,640	20,113	22,237

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	28,966	31,249	29,553	31,743
Class B Common Stock	19,848	21,640	20,116	22,237

(1) The Company had a net loss for GAAP reporting during the three and twelve months ended December 31, 2022, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the three and twelve months ended December 31, 2022, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and twelve months ended December 31, 2022, financial position as of December 31, 2022, and cash flows for the twelve months ended December 31, 2022 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$322,188	$292,894	10%
Reimbursements	11,181	10,075	11%
Total Revenues	333,369	302,969	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	238,180	220,856	8%
Reimbursements	11,181	10,075	11%
Total Costs of Services	249,361	230,931	8%

Selling, General, and Administrative Expenses	62,528	66,730	(6)%
Corporate Interest Expense, Net	4,110	2,116	94%
Total Costs and Expenses	315,999	299,777	5%

Other Income (Expense), Net	27	796	(97)%

Income Before Income Taxes	17,397	3,988	336%
Provision for Income Taxes	31,670	2,389	1226%

Net (Loss) Income	(14,273)	1,599	nm

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	186	54	244%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(14,087)	$1,653	nm

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.29)	$0.03	nm
Class B Common Stock	$(0.29)	$0.03	nm

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.29)	$0.03	nm
Class B Common Stock	$(0.29)	$0.03	nm

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06	—
Class B Common Stock	$0.06	$0.06	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$1,189,482	$1,102,032	8%
Reimbursements	41,744	37,199	12%
Total Revenues	1,231,226	1,139,231	8%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	883,128	810,231	9%
Reimbursements	41,744	37,199	12%
Total Costs of Services	924,872	847,430	9%

Selling, General, and Administrative Expenses	255,750	244,850	4%
Corporate Interest Expense, Net	10,311	6,559	57%
Goodwill Impairment	36,808	-	nm
Total Costs and Expenses	1,227,741	1,098,839	12%

Other Income (Expense), Net	1,561	3,472	(55)%

Income Before Income Taxes	5,046	43,864	(88)%
Provision for Income Taxes	23,578	13,316	77%

Net (Loss) Income	(18,532)	30,548	nm

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	227	144	58%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(18,305)	$30,692	nm

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.37)	$0.58	nm
Class B Common Stock	$(0.37)	$0.58	nm

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.37)	$0.57	nm
Class B Common Stock	$(0.37)	$0.57	nm

Cash Dividends Per Share:
Class A Common Stock	$0.24	$0.24	—
Class B Common Stock	$0.24	$0.24	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2022 and December 31, 2021

Unaudited

(In Thousands, Except Par Values)

	December 31,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and Cash Equivalents	$46,007	$53,228
Accounts Receivable, Net	141,106	134,458
Unbilled Revenues, at Estimated Billable Amounts	126,274	118,722
Income Taxes Receivable	9,098	4,936
Prepaid Expenses and Other Current Assets	28,782	34,576
Total Current Assets	351,267	345,920

Net Property and Equipment	27,809	33,721

Other Assets:
Operating Lease Right-of-Use Asset, Net	93,334	99,369
Goodwill	76,622	116,526
Intangible Assets Arising from Business Acquisitions, Net	88,039	97,571
Capitalized Software Costs, Net	82,975	75,802
Deferred Income Tax Assets	19,573	21,266
Other Noncurrent Assets	51,888	62,464
Total Other Assets	412,431	472,998

Total Assets	$791,507	$852,639

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$27,048	$10,704
Accounts Payable	50,847	48,470
Accrued Compensation and Related Costs	79,285	96,018
Self-Insured Risks	12,614	13,222
Income Taxes Payable	1,208	1,200
Operating Lease Liability	22,910	25,238
Other Accrued Liabilities	56,293	76,884
Deferred Revenues	29,282	32,119
Total Current Liabilities	279,487	303,855

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	211,810	164,315
Operating Lease Liability	84,628	88,408
Deferred Revenues	24,737	23,786
Accrued Pension Liabilities	25,914	17,892
Other Noncurrent Liabilities	41,553	42,986
Total Noncurrent Liabilities	388,642	337,387

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,764	30,996
Class B Common Stock, $1.00 Par Value	19,848	20,812
Additional Paid-in Capital	78,158	74,229
Retained Earnings	213,094	266,369
Accumulated Other Comprehensive Loss	(215,321)	(180,441)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	124,543	211,965
Noncontrolling Interests	(1,165)	(568)
Total Shareholders’ Investment	123,378	211,397

Total Liabilities and Shareholders’ Investment	$791,507	$852,639

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$77,720	$66,945	16.1%	$88,404	$88,285	0.1%	$78,615	$75,053	4.7%	$77,449	$62,611	23.7%

Direct Compensation, Fringe Benefits & Non-Employee Labor	55,623	49,954	11.3%	64,230	63,415	1.3%	50,862	48,433	5.0%	53,025	44,264	19.8%

% of Revenues Before Reimbursements	71.6%	74.6%		72.7%	71.8%		64.7%	64.5%		68.5%	70.7%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	13,174	13,780	(4.4)%	29,820	23,351	27.7%	21,031	22,080	(4.8)%	11,392	9,132	24.7%

% of Revenues Before Reimbursements	17.0%	20.6%		33.7%	26.4%		26.8%	29.4%		14.7%	14.6%

Total Operating Expenses	68,797	63,734	7.9%	94,050	86,766	8.4%	71,893	70,513	2.0%	64,417	53,396	20.6%

Operating Earnings (1)	$8,923	$3,211	177.9%	$(5,646)	$1,519	(471.7)%	$6,722	$4,540	48.1%	$13,032	$9,215	41.4%

% of Revenues Before Reimbursements	11.5%	4.8%		(6.4)%	1.7%		8.6%	6.0%		16.8%	14.7%

Twelve Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$274,755	$243,789	12.7%	$357,452	$357,909	(0.1)%	$313,564	$301,035	4.2%	$243,711	$199,299	22.3%

Direct Compensation, Fringe Benefits & Non-Employee Labor	199,009	176,538	12.7%	254,049	249,060	2.0%	198,473	187,458	5.9%	163,449	131,736	24.1%

% of Revenues Before Reimbursements	72.4%	72.4%		71.1%	69.6%		63.3%	62.3%		67.1%	66.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	56,315	52,236	7.8%	116,672	103,931	12.3%	88,070	88,794	(0.8)%	44,516	35,515	25.3%

% of Revenues Before Reimbursements	20.5%	21.4%		32.6%	29.0%		28.1%	29.5%		18.3%	17.8%

Total Operating Expenses	255,324	228,774	11.6%	370,721	352,991	5.0%	286,543	276,252	3.7%	207,965	167,251	24.3%

Operating Earnings (1)	$19,431	$15,015	29.4%	$(13,269)	$4,918	(369.8)%	$27,021	$24,783	9.0%	$35,746	$32,048	11.5%

% of Revenues Before Reimbursements	7.1%	6.2%		(3.7)%	1.4%		8.6%	8.2%		14.7%	16.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See page 5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2022 and December 31, 2021

Unaudited

(In Thousands)

	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(18,532)	$30,548
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	36,098	40,176
Goodwill impairment	36,808	—
Deferred income taxes	7,397	(2,992)
Stock-based compensation	4,923	7,585
Gain on sale of property and equipment	(1,490)	104
Contingent earnout adjustments	2,921	—
Changes in operating assets and liabilities:
Accounts receivable, net	(15,537)	(5,475)
Unbilled revenues, net	(19,319)	(9,979)
Accrued or prepaid income taxes	(7,444)	(7,232)
Accounts payable and accrued liabilities	(5,985)	13,470
Deferred revenues	(397)	3,562
Accrued retirement costs	(1,366)	(15,478)
Prepaid expenses and other operating activities	9,557	32
Net cash provided by operating activities	27,634	54,321

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(6,838)	(9,225)
Capitalization of computer software costs	(27,761)	(21,729)
Proceeds from settlement of life insurance policies	—	6,526
Payments for business acquisitions, net of cash acquired	(26,309)	(46,398)
Cash proceeds from sale of property and equipment	3,032	—
Net cash used in investing activities	(57,876)	(70,826)

Cash Flows From Financing Activities:
Cash dividends paid	(11,842)	(12,663)
Repurchases of common stock	(26,749)	(19,134)
Increases in short-term and revolving credit facility borrowings	106,481	113,312
Payments on short-term and revolving credit facility borrowings	(39,025)	(52,306)
Payments of contingent consideration on acquisitions	(2,118)	(1,544)
Other financing activities	(807)	(3,008)
Net cash provided by financing activities	25,940	24,657

Effects of exchange rate changes on cash and cash equivalents	(2,742)	881
(Decrease) increase in cash, cash equivalents, and restricted cash(1)	(7,044)	9,033
Cash, cash equivalents, and restricted cash at beginning of year(1)	53,689	44,656
Cash, cash equivalents, and restricted cash at end of period(1)	$46,645	$53,689

(1)The 2022 amounts include beginning restricted cash of $461 at December 31, 2021, and ending restricted cash of $638 at December 31, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.